EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10 of our report dated November 15, 2023, relating to the financial statements of Reelcause Inc. as of December 31, 2022 and 2021 and to all references to our firm included in this Registration Statement.

/s/ Michael Gillespie & Associates, PLLC

Certified Public Accountants

Vancouver, Washington

January 18, 2024